                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CELERIS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              CELERIS CORPORATION
                        1801 WEST END AVENUE, SUITE 750
                              NASHVILLE, TN 37203

Dear Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Celeris Corporation (the "Company"), to be held at the Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee 37203, on May 25, 1999, at 9:00 a.m. (Central time).

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Following the formal business portion of the Annual Meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Annual Meeting, you may still revoke such proxy at any time prior to the Annual Meeting by providing written notice of such revocation to Paul R. Johnson, Secretary and Chief Financial Officer of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                           Sincerely,

                                           /s/ Barbara A. Cannon
                                           Barbara A. Cannon
                                           President and Chief Executive Officer

Nashville, Tennessee
April 9, 1999

                              CELERIS CORPORATION
                        1801 WEST END AVENUE, SUITE 750
                           NASHVILLE, TENNESSEE 37203

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 25, 1999

TO THE SHAREHOLDERS OF CELERIS CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of Celeris Corporation, a Minnesota corporation (the "Company") will be held at the Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee 37203, on May 25, 1999, at 9:00 a.m. (Central time).

     The Annual Meeting is being held for the following purposes:

        1. To elect six directors, each to serve for a one-year term or until his or her respective successor is duly elected and qualified.

        2. To approve the adoption of the Celeris Corporation Employee Stock Purchase Plan.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 26, 1999 WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING AND ANY ADJOURNMENT THEREOF. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE SUCH PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. IF YOU DO NOT ATTEND THE ANNUAL MEETING, YOU MAY STILL REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING BY PROVIDING WRITTEN NOTICE OF SUCH REVOCATION TO PAUL R. JOHNSON, SECRETARY AND CHIEF FINANCIAL OFFICER OF THE COMPANY. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS,

                                          /s/ Barbara A. Cannon
                                          Barbara A. Cannon
                                          President and Chief Executive Officer

Nashville, Tennessee
April 9, 1999

                              CELERIS CORPORATION
                        1801 WEST END AVENUE, SUITE 750
                           NASHVILLE, TENNESSEE 37203

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 25, 1999

                             ---------------------

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of Celeris Corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (or any adjournment thereof) to be held at the Loews Vanderbilt Plaza, 2100 West End Avenue, Nashville, Tennessee 37203, at 9:00 a.m. (Central time), on May 25, 1999 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The accompanying proxy is being solicited by the Board of Directors of the Company. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about April 12, 1999.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the form of proxy, including the reimbursement of banks, brokers and other nominees for forwarding proxy materials to beneficial owners, will be borne by the Company. Proxies may also be solicited personally or by telephone by directors, officers and employees of the Company who will receive no additional compensation.

                  VOTING, EXECUTION AND REVOCATION OF PROXIES

     Only shareholders of record at the close of business on March 26, 1999, the record date, will be entitled to notice of and to vote at the Annual Meeting. On March 26, 1999, the Company had 9,419,429 shares of common stock, $.01 par value (the "Common Stock"), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on all matters to come before the Annual Meeting. There is no cumulative voting.

     Shares represented by a proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted (i) for the election of the nominees for director named in this Proxy Statement and (ii) to approve the adoption of the Celeris Corporation Employee Stock Purchase Plan. The Company has not received notice of any other proposals to be presented at the Annual Meeting. Accordingly, the shares represented by a proxy will be voted in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting. If a shareholder returns a proxy and abstains from voting on any matter, or, in the case of the election of director, withholds authority to vote with respect to any or all nominees, the shares represented by such proxy will be considered present for purposes of determining the presence of a quorum at the Annual Meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained or withheld authority. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum at the Annual Meeting, but will not be considered as present and entitled to vote with respect to such matters.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE SUCH PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. IF YOU DO NOT ATTEND THE ANNUAL MEETING, YOU MAY STILL REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING BY PROVIDING WRITTEN NOTICE OF SUCH REVOCATION TO THE COMPANY. ANY SUCH WRITTEN NOTICE OF REVOCATION OR SUBSEQUENTLY DATED PROXY SHOULD BE MAILED OR DELIVERED TO PAUL R. JOHNSON, SECRETARY AND CHIEF FINANCIAL OFFICER, CELERIS

CORPORATION, 1801 WEST END AVENUE, SUITE 750, NASHVILLE, TENNESSEE 37203. YOUR PROMPT CONSIDERATION WILL BE GREATLY APPRECIATED.

     A COPY OF THE COMPANY'S 1998 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") FOR THE YEAR ENDED DECEMBER 31, 1998, ACCOMPANIES THIS PROXY STATEMENT.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     The Board of Directors recommends that the number of directors to be elected for the coming year be set at six and that the shareholders elect the nominees named below as directors of the Company for the ensuing year and until their respective successors are elected and qualified. Unless authority to vote for one or more nominees is withheld as specified in the proxy card, the persons named in the enclosed form of proxy intend to vote FOR the election of the six nominees listed below. All of the nominees are members of the present Board of Directors. Each of the nominees has consented to serve as director, if elected. If for any reason any nominee shall be unavailable for election to the Board of Directors, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees listed below will be unable to serve if elected to office. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for election of each nominee.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     Certain biographical information regarding the nominees for election as Directors, including the nominee's name, age, principal occupation, business experience and period of service as a director of the Company is set forth below.

     Barbara A. Cannon (age 47) -- Ms. Cannon has served as a Director and President and Chief Executive Officer since joining the Company in October 1997. Prior to joining the Company, Ms. Cannon was a consultant from September 1996 to September 1997. She also served as acting President of Integrated Neuroscience Consortium, a specialty site management organization start-up, from January 1997 to September 1997. From September 1990 to September 1996, Ms. Cannon was employed at ClinTrials Research Inc. ("ClinTrials"), a contract research organization formed in 1990 by Ms. Cannon and others. From January 1993 to September 1996, she served as Executive Vice President at ClinTrials, where she was responsible for pharmaceutical, device and biotechnology business development. Prior to that, she served as Chief Operating Officer of ClinTrials' Nashville operations from September 1990 to December 1992.

     W. Hudson Connery, Jr. (age 49) -- Mr. Connery has served as a Director of the Company since October 1996. From March 1997 to July 1997, he served as interim Chairman of the Board of the Company. Since March 1999, Mr. Connery has been President and Chief Executive Officer of Essent Healthcare, Inc., an owner and operator of acute care hospitals. From June 1995 to October 1998, Mr. Connery was the Chairman of the Board, President and Chief Executive Officer of Arcon Healthcare Inc., ("Arcon"). In September 1998, Arcon filed a voluntary petition under Chapter 11 of the Federal Bankruptcy laws to reorganize its debts. Arcon subsequently withdrew its petition and entered into a voluntary liquidation of its business. From August 1991 to April 1995, Mr. Connery was Senior Vice President and Chief Operating Officer and a director of Health Trust, the Hospital Company.

     Richard B. Fontaine (age 55) -- Mr. Fontaine has served as a Director of the Company since April 1998. From March 1997 to October 1997, Mr. Fontaine was a consultant to the Company. Since 1992, Mr. Fontaine has been an adjunct professor at Westminster College, Salt Lake City, Utah. From June 1995 to September 1995, he served as interim Chief Executive Officer of Health Advantage, Inc., a diabetes management subsidiary of VIVRA Specialty Partners, Inc. In 1993, he served as interim Chief Executive Officer of Vivocell Therapy, Inc.

     Peter T. Garahan (age 52) -- Mr. Garahan has served as a Director of the Company since April 1998. Since 1998, he has been Chief Operating Officer of Amteva Technologies, Inc., an internet voice application services company. Since 1997, he has been a Principal of The Ryegate Group, a business and financial consulting firm. From 1992 to 1996, Mr. Garahan was President of Mitchell Medical (formerly Medical Decision Systems, Inc.), an information technology provider of automated medical utilization review products and services to the insurance industry and since 1994, a division of Mitchell International. From 1994 to 1996, he served as Executive Vice President -- Sales and Marketing of Mitchell International. Mr. Garahan also serves as a director of Condor Technology Solutions, Inc., Amteva Technologies, Inc. and National Medical Advisory Services, Inc.

     John M. Nehra (age 50) -- Mr. Nehra has served as Chairman of the Board since July 1997 and a Director of the Company since November 1992. Since 1989, Mr. Nehra has been the managing general partner of Catalyst Ventures, Limited Partnership, a venture capital limited partnership. Since December 1993, Mr. Nehra has also been a general partner of New Enterprise Associates VI, VII, and VIII Limited Partnerships, venture capital limited partnerships. Mr. Nehra also serves as a director of Iridex Corporation, a medical instrumentation company.

     Andre G. Pernet, Ph.D. (age 54) -- Dr. Pernet has served as a Director of the Company since February 1999. Dr. Pernet has spent the last 25 years with Abbott Laboratories ("Abbott") most recently as Corporate Vice President, Research and Development, Pharmaceutical Products Division, where he was responsible for basic research and all phases of worldwide development of drugs. Dr. Pernet retired from Abbott effective March 1999.

     Kent J. Thiry -- Mr. Thiry has served as a Director of the Company since May 1994, and is retiring from the Board of Directors as of the Annual Meeting in order to concentrate his efforts on VSP Holdings, Inc., of which Mr. Thiry is President and Chief Executive Officer. The Board of Directors expresses its gratitude to Mr. Thiry for his dedication and contributions to the Company.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

     The Board of Directors has established Audit and Compensation Committees. The Company does not have a nominating committee.

     The Audit Committee supervises and reviews the Company's accounting and financial practices, makes recommendations to the Board of Directors as to the nomination of independent auditors, confers with the independent auditors regarding the scope of their proposed audits and their audit findings, reports and recommendations, reviews the Company's financial controls, procedures and practices, and approves all non-audit services by independent auditors. The current members of the Company's Audit Committee are Messrs. Connery and Garahan. The Audit Committee met two (2) times during the year ended December 31, 1998.

     The Compensation Committee sets the actual compensation for the Chief Executive Officer, sets the compensation policies for all executive officers of the Company, and reviews the recommendations of the Chief Executive Officer regarding compensation for other employees. The Compensation Committee's goal is to establish compensation policies and programs that will attract and retain highly qualified executives and that closely align the financial interests of these executives with long-term shareholder interests. The Compensation Committee also administers the Company's Stock Option Plan of 1993 (the "1993 Stock Option Plan"), the 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan"), the Celeris Corporation Employee Stock Purchase Plan, and any other stock option plans implemented by the Company. All decisions of the Compensation Committee, including the grant of stock options, are submitted to and approved by the full Board of Directors. The Compensation Committee is composed solely of directors who constitute "non-employee directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. In 1998, the members of the Company's Compensation Committee were Messrs. Fontaine, Nehra and Thiry. The Compensation Committee met three (3) times during the year ended December 31, 1998.

     During the year ended December 31, 1998, the Board of Directors of the Company held seven (7) regular meetings and three (3) special meetings. No director attended fewer than 75 percent of the meetings of the Board of Directors and committees upon which such director served during the year ended December 31, 1998. The Board of Directors and committees also acted from time to time by written consent in lieu of meetings.

DIRECTOR COMPENSATION

     Non-employee directors receive an annual retainer of $24,000 for membership on the Board of Directors, which includes compensation for membership on committees of the Board. Directors employed by the Company receive no fees solely for their service to the Company as director. Under the 1995 Director Plan, upon first being elected to the Board of Directors, all new directors who are not full-time employees receive an option to purchase 6,666 shares of Common Stock, and each then-current non-employee director automatically receives an option to purchase an additional 2,000 shares of Common Stock on the day after each annual meeting of the Company's shareholders. Stock options are granted under the 1995 Director Plan with an exercise price equal to the fair market value of the Common Stock at the grant date, vest over a one-year period and expire after ten years. In addition, the Company reimburses reasonable travel, lodging and other incidental expenses incurred by the directors in attending meetings of the Board of Directors and committees.

                                  PROPOSAL 2:

                          ADOPTION AND RATIFICATION OF
                CELERIS CORPORATION EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     On November 3, 1998, the Board of Directors adopted the Celeris Corporation Employee Stock Purchase Plan (the "Purchase Plan"), subject to shareholder approval. The Purchase Plan provides for the purchase of Common Shares by employees of the Company and of its designated Affiliates at the end of any purchase period (the "Purchase Period"). The Purchase Plan is intended to qualify under Section 423 of the Code.

     The following summary of the Purchase Plan is qualified in its entirety by reference to the full text of the Purchase Plan, which is attached to this Proxy Statement as Exhibit A. Capitalized terms used herein but not defined have the meaning set forth in the Purchase Plan.

SUMMARY OF THE PURCHASE PLAN

     Purpose. The purpose of the Purchase Plan is to provide employees of the Company and designated Affiliates with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

     Administration. The Purchase Plan will be administered by the Compensation Committee of the Board of Directors or such other committee as established by the Board of Directors (the "Committee"). The Committee has full authority to interpret the Purchase Plan and establish rules and regulations for the administration of the Purchase Plan. Decisions of the Committee are final and binding on all parties who have an interest in the Purchase Plan. The Board of Directors may exercise the Committee's powers and duties under the Purchase Plan.

     Stock Purchases. The Purchase Plan permits Common Stock to be sold to participating employees on the last business day of any Purchase Period at a price equal to the lesser of (i) 85% of the fair market value of Common Stock on the first business day of the Purchase Period or (ii) 85% of the fair market value of Common Stock on the last business day of each Purchase Period. The first Purchase Period began on January 1, 1999 and will end on the last business day of June 1999. Thereafter, each six-month Purchase Period will begin on the first business day in each of January and July of each year and end on the last business day in each of June and December of each year.

     Eligibility. Any employee of the Company or designated Affiliate (other than any employee whose customary employment is less than 20 hours per week or any employee who has not been employed by the Company or its Affiliates for more than three (3) months) is eligible to participate in the Purchase Plan. As of January 1, 1999, there were approximately 70 persons who were eligible to participate in the Purchase Plan.

     Number of Shares. The Purchase Plan provides for the issuance of up to 500,000 Common Shares, subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split, merger, consolidation or otherwise. The Common Shares to be sold under the Purchase Plan may be authorized but unissued shares or shares acquired in the open market or otherwise.

     No participant may purchase (a) more than 60,000 shares under the Purchase Plan for a given Purchase Period or (b) shares having a fair market value (determined at the beginning of each Purchase Period) exceeding $25,000 under the Purchase Plan and all other employee stock purchase plans (if any) for any calendar year.

     The closing price of the Company's Common Shares on March 26, 1999, as reported by the Nasdaq National Market System, was $1.06 per share.

     Certain Terms and Conditions. Participating employees may direct the Company to make payroll deductions of any whole percentage from 1% through 15% of their current, regular compensation (excluding annual bonuses, expense allowances and all other forms of special compensation) for each pay period during the Purchase Period. Participating employees may voluntarily withdraw from the Purchase Plan at any time (although no employee may enroll again after a withdrawal until commencement of the next Purchase Period). Upon such voluntary withdrawal, the participant may elect to either (a) have the entire credit balance in such participant's account be paid to the participant in cash within 30 days, or (b) have the entire credit balance in such account's plan be held in the account until used to purchase shares at the end of the Purchase Period. Upon a participant's termination of employment with the Company or a subsidiary for any reason, participation in the Purchase Plan will cease. In the event of termination due to death, the participant's estate may elect to have the balance of the participant's share purchase account paid, in cash, to the participant's estate or a designated beneficiary within 30 days after the end of the Purchase Period during which such termination occurred. In the event of any termination other than termination due to death, the balance of the participant's share purchase account will be paid, in cash, to the participant within 30 days after such termination.

     Promptly after the last day of each Purchase Period and subject to any terms and conditions the Committee may impose, the Company will cause the Common Stock purchased to be issued to the participants. All Common Stock issued under the Plan will be issued in uncertificated form.

     Duration, Termination and Amendment. Unless earlier discontinued or terminated by the Board of Directors, the Purchase Plan shall automatically terminate when all of the Common Shares issuable under the Purchase Plan have been sold. The Purchase Plan permits the Board of Directors to amend or discontinue the Purchase Plan at any time, except that prior shareholder approval will be required for any amendment which would (a) authorize an increase in the number of shares of Common Stock which may be purchased under the Purchase Plan, (b) permit the issuance of Common Stock before payment in full is received, (c) increase the rate of payroll deductions above 15% of compensation, (d) reduce the price per share at which the Common Stock may be purchased, or (e) cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the Purchase Plan.

     The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting is required for the approval of the Celeris Corporation Employee Stock Purchase Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CELERIS CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company, other than Ms. Cannon whose information is set forth above.

NAME                                   AGE                           POSITION
----                                   ---                           --------
Donald F. Fortin.....................  41    Vice President
Paul R. Johnson......................  33    Vice President, Chief Financial Officer & Secretary
Charles L. McIntosh..................  60    Vice President and President of C.L. McIntosh &
                                               Associates, Inc.

     Donald F. Fortin, M.D. Dr. Fortin joined Celeris in December of 1996 as Vice President. In 1995, Dr. Fortin co-founded Cordillera, LLC, a joint venture between Duke University and the Company, which was eventually acquired by the Company in 1996. From 1991 to 1996, Dr. Fortin served as Director of Data Management of the Duke University Databank for Cardiovascular Diseases. Dr. Fortin also practiced as a cardiologist from 1991 to 1998, and has served as an Assistant Professor of Medicine within the division of Cardiology at Duke University Medical Center since 1993.

     Paul R. Johnson. Mr. Johnson joined Celeris in April of 1998 as Vice President, Chief Financial Officer & Secretary. From 1997 to 1998, Mr. Johnson was Vice President and Chief Financial Officer for Cardiology Partners of America, a physician practice management organization. In this role, Mr. Johnson directed all aspects of the company's financial operations. From 1992 to 1997, Mr. Johnson served as Corporate Controller for ClinTrials Research Inc., a clinical research services organization, where he was responsible for corporate financial reporting and extensively involved with the company's public offerings and acquisitions. Mr. Johnson is a Certified Public Accountant.

     Charles L. McIntosh, M.D., Ph.D. Dr. McIntosh is Vice President and President of C.L. McIntosh & Associates, Inc., a Celeris subsidiary located in Rockville, Maryland. Prior to founding C.L. McIntosh in 1990, Dr. McIntosh served 22 years as a cardiac surgeon and researcher at the National Heart, Lung and Blood Institute of the National Institutes of Health. In addition to medical practice, Dr. McIntosh was actively involved in FDA regulatory issues serving on several advisory panels, including the FDA's Circulatory System Devices Panel, of which he was Chairman.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

     The Compensation Committee intends to make the Company's executive compensation package competitive with the marketplace, with an emphasis on compensation in the form of equity ownership, the value of which is contingent on the long-term market performance of the Company's Common Stock. The Compensation Committee also seeks to control the Company's fixed salary costs and to enhance the Company's annual performance by providing executive officers with opportunities to earn annual cash bonuses for achieving Company and individual performance goals. In establishing the Company's compensation policies, the Compensation Committee also considers information regarding compensation levels and practices at other companies in the clinical research service industry, which the Compensation Committee regards as comparable to the Company. Although the Compensation Committee does not establish specific targets for compensation of the Company's executive officers relative to executive officers at comparable companies, the Compensation Committee believes that the compensation for the Company's executive officers generally falls in the median range of executive compensation for such comparable companies.

EXECUTIVE OFFICER COMPENSATION

     The annual compensation package of executive officers of the Company provides for base salaries, as well as for the opportunity to receive annual bonuses that are related, among other factors, to Company performance and individual performance. The Company also provides long-term equity based compensation generally through participation in the 1993 Stock Option Plan. This assures that key management employees have a meaningful stake in the Company, the ultimate value of which is dependent on the Company's long-term stock price appreciation, and that the interests of executive officers are aligned with those of the Company's shareholders.

     Base Salary. The Company competes for talented executives with a wide variety of companies. Executive officers' base salaries reflect their positions and experience, as well as the compensation package required to attract them to the Company in light of relevant market factors. Annual base salary increases for executive officers are established as a result of an analysis of each executive's individual performance during the prior year, the overall performance of the Company during the prior year and his or her level of responsibility, prior experience and breadth of knowledge. The Company believes that current executive officer salaries are competitive with comparable companies.

     Annual Bonus. To control fixed salary costs and reward annual performance, the Company pays annual bonuses to executive officers for achieving Company and individual performance goals. In setting annual bonus awards, the Compensation Committee considers, among other factors, the Company's revenue growth, the development and expansion of its business, improvement of management structures and general management objectives. Actual awards are recommended by the Chief Executive Officer and approved by the Compensation Committee based on its assessment of each executive's individual performance and responsibility for the Company's financial and business condition. The executive officers, other than the Chief Executive Officer, were not awarded cash bonuses in 1998.

     Stock Options. The 1993 Stock Option Plan permits grants of incentive stock options and non-qualified stock options. The incentive stock options are granted with an exercise price at the fair market value on the grant date, vest over a four or five year period depending on the date of issuance, and expire after ten years. Non-qualified stock options are granted with an exercise price established by the Board of Directors, vest from immediately after the date of grant up to five years after the date of grant and expire after ten years. Accordingly, stock options have value only if the stock price appreciates from the date such options are granted. This component of executive compensation focuses executives on long-term creation of shareholder value and encourages equity ownership in the Company. In determining the actual size of stock option awards under the 1993 Stock Option Plan, the Compensation Committee considers the value of the stock on the date of grant, competitive practices, the executive's stock holdings, the amount of options previously granted to the executive, individual performance and the Company's performance. The executive officers, other than the Chief Executive Officer, were awarded stock options in the combined amount of 75,000 shares in 1998 in recognition of their continued commitment to the Company and to encourage creation of shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Barbara A. Cannon. Ms. Cannon became the President and Chief Executive Officer of the Company on October 6, 1997. Ms. Cannon and the Company entered into an employment agreement, dated October 6, 1997, which is described under the heading, "EXECUTIVE COMPENSATION -- Employment Contracts and Termination of Employment Arrangements."

     The Compensation Committee and the Board of Directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of comparable size to the Company as well as provide a compensation level and structure necessary to obtain an executive with Ms. Cannon's experience and credentials. Ms. Cannon's employment agreement provides for an annual salary of $195,000 and a bonus in an amount of up to 50% of her base salary upon achievement of certain performance targets established by the Board of Directors, after consultation with Ms. Cannon, prior to each fiscal year. Ms. Cannon's employment agreement also provides for a promissory note in the amount of $200,000 for the purchase of Company stock. The principal and interest due under the promissory note is reduced based on Ms. Cannon's continued employment with the Company, which in 1998 resulted in compensation of $77,070.

     In recognition of her commitment to the Company and her performance in its ongoing restructuring, Ms. Cannon was awarded a bonus of $25,000 and an option to purchase 100,000 shares of Common Stock exercisable as to 25% on each anniversary date of the grant for four years.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction of $1 million per year for compensation paid to executive officers named in the "Summary Compensation Table" unless certain requirements are met. Section 162(m) did not affect the deductibility of compensation paid to the Company's executive officers in 1998. The Compensation Committee, along with the Company, will continue to evaluate the Company's compensation plans and programs in view of the Section 162(m) limitation. The Compensation Committee may at some point in the future approve executive compensation, including incentive compensation, which exceeds the deductibility limits established under Section 162(m) of the Code.

     This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                          RICHARD B. FONTAINE
                                          JOHN M. NEHRA
                                          KENT J. THIRY
                                          The Members of the Compensation
                                          Committee

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the Company's last three fiscal years ended December 31, 1998, 1997 and 1996 awarded to or earned by the Chief Executive Officer of the Company and the four highest paid executive officers of the Company whose salary and bonus earned in 1998 exceeded $100,000 (collectively, the "Named Executive Officers"). For 1998, only three (3) persons qualified as Named Executive Officers based on this requirement.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                        ANNUAL COMPENSATION         ------------
                                                  -------------------------------    SECURITIES
                                                                     OTHER ANNUAL    UNDERLYING     ALL OTHER
                                                  SALARY    BONUS    COMPENSATION     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR     ($)      ($)        ($)(1)          (#)           ($)(2)
---------------------------                ----   -------   ------   ------------   ------------   ------------
Barbara A. Cannon........................  1998   195,000   25,000      77,070(3)     100,000           --
  President and Chief                      1997    45,000    1,000          --        401,000           13
  Executive Officer                        1996        --       --          --             --           --
Donald F. Fortin, M.D....................  1998   156,862       --          --         20,000           --
  Vice President                           1997   135,577    1,000          --        301,000          156
                                           1996    74,997       --          --             --           --
Charles L. McIntosh, M.D., Ph.D..........  1998   186,413       --          --         15,000           --
  Vice President, and                      1997   188,237    1,000          --         71,000          156
  President of C.L. McIntosh               1996        --       --          --             --           --
  & Associates, Inc. ("CLMA")

---------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those cases where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the applicable Named Executive Officer for such year.
(2) Represents the dollar value of premiums paid by the Company for life insurance policies for the benefit of the applicable Named Executive Officer.
(3) Represents forgiveness of principal and interest on Promissory Note between Ms. Cannon and the Company. See description under the caption "Compensation of Chief Executive Officer."

    The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during the fiscal year ended December 31, 1998.

STOCK OPTIONS, AWARDS, EXERCISES AND HOLDINGS

     The following table sets forth certain information in connection with stock option grants during the year ended December 31, 1998 to each of the Named Executive Officers.

               OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 1998

                                                                                                       POTENTIAL
                                                                                                       REALIZABLE
                                        INDIVIDUAL                                                  VALUE AT ASSUMED
                                          GRANTS                                                    ANNUAL RATES OF
                                        NUMBER OF       PERCENTAGE OF                                 STOCK PRICE
                                        SECURITIES      TOTAL OPTIONS    EXERCISE OR                APPRECIATION FOR
                                        UNDERLYING       GRANTED TO      BASE PRICE                  OPTION TERM(3)
                                         OPTIONS        EMPLOYEES IN      PER SHARE    EXPIRATION   ----------------
NAME                                  GRANTED (#)(1)   FISCAL YEAR (%)     ($)(2)         DATE      5% ($)   10% ($)
----                                  --------------   ---------------   -----------   ----------   ------   -------
Barbara A. Cannon...................     100,000            11.7            1.06        11/03/08    66,851   169,415
Donald F. Fortin, M.D...............      20,000             2.3            1.06        11/03/08    13,370    33,883
Charles L. McIntosh, M.D., Ph.D.....      15,000             1.8            1.06        11/03/08    10,028    25,412

---------------

(1) All options granted during the year ended December 31, 1998 vest in 25% increments over four years.
(2) All options granted under the 1993 Stock Option Plan during the fiscal year ended December 31, 1998 were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.
(3) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. Potential realizable value is calculated from a base stock price equal to the exercise price of the options granted.

OPTION EXERCISES AND HOLDINGS

    The following table provides information concerning the exercise of options by the Named Executive Officers during the fiscal year ended December 31, 1998 and unexercised options held by the Named Executive Officers as of the end of the fiscal year ended December 31, 1998.

                       OPTION VALUES AT DECEMBER 31, 1998

                                                                   NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN-
                                                                        OPTIONS AT               THE-MONEY OPTIONS AT
                               SHARES ACQUIRED                     DECEMBER 31, 1998 (#)       DECEMBER 31, 1998 ($)(1)
                                     ON             VALUE       ---------------------------   ---------------------------
NAME                            EXERCISE (#)     REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ---------------   ------------   -----------   -------------   -----------   -------------
Barbara A. Cannon............        --               --          100,250        400,750             --          --
Donald F. Fortin, M.D........        --               --          215,230        105,770             --          --
Charles L. McIntosh, M.D.,
  Ph.D.......................        --               --           14,250         71,750             --          --

---------------

(1) The value of unexercised in-the-money options represents the aggregate difference between the market value on December 31, 1998, based on the closing price of the Common Stock as reported on the Nasdaq National Market and the applicable exercise prices for such options. At December 31, 1998, the exercise price for all unexercised options held exceeded the closing price of the Common Stock of $0.75.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Ms. Cannon. In October 1997, the Company entered into an employment agreement with Ms. Cannon, as the Company's President and Chief Executive Officer, pursuant to which she agreed to provide services to the Company for an annual salary of $195,000. Ms. Cannon is also eligible to receive a bonus in an amount of up to 50% of her base salary upon achievement of certain performance targets. The employment agreement provides for a two-year term with an automatic renewal unless either party gives written notice of its intent not to renew the agreement. The employment agreement may be terminated (i) upon the death or disability of Ms. Cannon, (ii) by the Board of Directors for "Cause" or without "Cause," or (iii) by Ms. Cannon for

"Good Reason" or without "Good Reason." If Ms. Cannon's termination is without "Cause" or for "Good Reason," the Company will continue to provide to Ms. Cannon her base salary and health insurance benefits for a period of eighteen months following the date of such termination. If, within twelve months after a "Change in Control" of the Company, the Company terminates Ms. Cannon's employment, except for "Cause," or Ms. Cannon terminates her employment for "Good Reason," the Company will pay to Ms. Cannon an amount in cash equal to two times her annual base salary in effect immediately prior to the "Change in Control."

     In connection with her employment, Ms. Cannon agreed to purchase 109,091 shares of Common Stock, payment for which was in the form of a promissory note in favor of the Company in principal amount of $200,000 (the "Promissory Note") and $100,000 cash. Under the terms of the Promissory Note, the unpaid principal amount and all accrued interest is due and payable on October 8, 2001. However, pursuant to the terms of the Promissory Note, the principal amount due was reduced by $50,000 on October 8, 1998 and all interest accrued on that date was forgiven as the condition that Ms. Cannon remain with the Company was met. From October 8, 1998, the principal amount due has been and will be reduced each calendar month that Ms. Cannon continues to be employed by the Company in an amount of $4,167 and all interest accrued through such date will be forgiven. As of March 31, 1999, the principal amount due under the Promissory Note was $129,167. The Promissory Note is secured by a security interest in 72,727 shares of the Common Stock purchased by Ms. Cannon.

     Dr. Fortin. In December 1996, the Company entered into an employment agreement with Dr. Fortin. Dr. Fortin agreed to provide services to the Company for an initial annual salary of $150,000 for a four-year term and a signing bonus of $129,371. Effective January 1, 1998, Dr. Fortin's annual salary was increased to $156,750. Under the agreement, Dr. Fortin has agreed that the Company has rights to all inventions, including intellectual property, conceived or produced by Dr. Fortin during the period of his employment.

     Dr. McIntosh. In December 1996, the Company entered into an employment agreement with Dr. McIntosh. Dr. McIntosh agreed to serve as President of C.L. McIntosh & Associates, Inc. ("CLMA") and Vice President of the Company for an initial annual salary of $175,000 for a three-year term. Effective January 1, 1998, Dr. McIntosh's annual salary was increased to $182,000. Under the agreement, Dr. McIntosh has agreed that the Company has rights to all inventions, including intellectual property, conceived or produced by Dr. McIntosh during the period of his employment. Dr. McIntosh is also subject to a confidentiality provision, a nonsolicitation provision and a one-year noncompetition provision, each of which is included in the agreement.

                    STOCK PRICE PERFORMANCE GRAPH AND TABLE

     The following graph and table compare the cumulative total shareholder return of $100 invested on August 4, 1995 (the effective date of the Company's initial public offering) in (a) the Company, (b) the Center for Research in Security Prices ("CRSP") Index for Nasdaq Stock Market (U.S. Companies) ("Nasdaq U.S. Stock Index"), (c) the CRSP Index for Nasdaq Health Services Stocks ("Nasdaq Health Services Index"), (d) the Standard & Poor's 500 Stock Index and
(e) the Standard & Poor's Healthcare Index. The table assumes the reinvestment of all dividends. In the future, the Company intends to compare total stockholder returns from Nasdaq U.S. Stock Index and the Nasdaq Health Services Index with that of the Company and will not list the Standard & Poor's 500 Stock Index nor the Standard & Poor's Healthcare Index. The Company believes the Nasdaq U.S. Stock Index, which encompasses all the stocks quoted on the Nasdaq National Market, including large and small market capitalization, is a more representative comparison for the Company than the Standard & Poor's 500 Stock Index which is comprised of large capitalization stocks that do not trade on the Nasdaq National Market. In addition, the Company believes that the Nasdaq Health Services Index is a more representative industry comparison due to the change in the Company's business strategy over the past year.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                       NASDAQ STOCK MARKET (US COMPANIES)
                           (PERFORMANCE GRAPH CHART)

                                      8/1995   12/1995   12/1996    12/1997    12/1998
                                      ------   -------   -------    -------    -------
Celeris Corporation                   100.0     159.3      56.5       11.1        5.6
Nasdaq Stock Market (US Companies)    100.0     106.9     131.4      161.2      227.1
Nasdaq Health Services Stocks         100.0     124.5     124.3      126.7      107.3
  SIC 8000-8099 US & Foreign
S&P 500 Index                         100.0     111.1     136.6      182.2      234.2
Health Care-500                       100.0     124.3     150.1      215.8      311.2

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Arthur Andersen LLP has been selected by the Board of Directors to serve as the Company's independent public accountants for the fiscal year ending December 31, 1999. A representative of that firm will be present at the meeting and will have the opportunity to make a statement if he so desires and to respond to questions.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of December 31, 1998 (unless otherwise indicated), information regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executive Officers and (iv) all Directors and Named Executive Officers as a group. Except as otherwise indicated, all persons listed below have sole voting and investment powers with respect to the shares indicated:

NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER     PERCENT(1)
------------------------------------                          ---------   ----------
John M. Nehra(2)(3).........................................  1,109,426      11.7%
  1119 St. Paul Street
  Baltimore, MD 21202
Catalyst Ventures, Limited Partnership and New Enterprise
  Associates VI, Limited Partnership(4).....................  1,065,414      11.3
  1119 St. Paul Street
  Baltimore, MD 21202
Dimensional Fund Advisors(5)................................    751,000       8.0
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Edward F. Sweeney...........................................    744,897       7.9
  27101 N. Agua Verde Dr.
  Rio Verde, AZ 85263
Charles L. McIntosh, M.D., Ph.D.(6).........................    730,989       7.7
  C.L. McIntosh & Associates, Inc.
  12300 Twinbrook Parkway, Suite 625
  Rockville, MD 20852
Barbara A. Cannon(7)........................................    251,018       2.6
  Celeris Corporation
  1801 West End Avenue, Suite 750
  Nashville, TN 37203
Kent J. Thiry(8)(9).........................................    237,333       2.5
  1850 Gateway Drive Suite 500
  San Mateo, CA 94404
Donald F. Fortin, M.D.(10)..................................    222,730       2.3
  Celeris Corporation
  5150 McCrimmon Parkway, Suite 405
  Morrisville, NC 27560
Richard B. Fontaine(11).....................................     62,000         *
  155 Webster Ct.
  Park City, UT 84060

NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER     PERCENT(1)
------------------------------------                          ---------   ----------
W. Hudson Connery, Jr.(12)..................................     12,666         *
  5520 South Stanford
  Nashville, TN 37215
Peter T. Garahan............................................      2,000         *
  10200 Akhpamar Dr.
  Great Falls, VA 22066
Andre G. Pernet, Ph.D.(13)..................................         --         *
  1221 South Estate Lane
  Lake Forest, IL 60045
All Named Executive Officers and Directors as a group(14)...  2,628,162      26.6

---------------

   * Represents beneficial ownership of less than 1%.
 (1) Shares of Company Common Stock subject to options exercisable within 60 days of December 31, 1998 ("Currently Exercisable Options") are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.
 (2) Includes 42,334 shares issuable pursuant to Currently Exercisable Options.
 (3) Includes shares owned by Catalyst Ventures, Limited Partnership ("Catalyst") and New Enterprise Associates, VI ("NEAVI"). Mr. Nehra, a director of the Company, is managing general partner of Catalyst. He is also a general partner of NEAVI. By virtue of these positions, Mr. Nehra may be deemed to share voting and investment control over the shares owned by Catalyst and NEAVI. Therefore, Mr. Nehra may be deemed a beneficial owner of those shares. Mr. Nehra disclaims any beneficial ownership of such shares.
 (4) Based on a Schedule 13G, dated February 18, 1999, Catalyst is record holder of 412,081 shares and NEAVI is record holder of 653,333 shares. By virtue of their relationship as affiliated partnerships, Catalyst and NEAVI may be deemed to share voting and investment control over such shares. Therefore, each of Catalyst and NEAVI may be deemed to beneficially own all of such shares. Each of Catalyst and NEAVI disclaims beneficial ownership of any shares, which it does not hold of record.
 (5) Based on a Schedule 13G, dated February 11, 1999, Dimensional Fund Advisors is record holder of 751,000 shares. Dimensional Fund Advisors is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and furnishes advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the shares owned.
 (6) Includes 14,250 shares issuable pursuant to Currently Exercisable Options.
 (7) Includes 141,927 shares issuable pursuant to Currently Exercisable Options.
 (8) Includes 17,333 shares issuable pursuant to Currently Exercisable Options.
 (9) Mr. Thiry, a retiring director of the Company, is President, Chief Executive Officer and a director of VSP Holdings, Inc. By virtue of these positions, Mr. Thiry may be deemed to share voting and investment control over the 220,000 shares owned by VSP Holdings. Therefore, Mr. Thiry may be deemed a beneficial owner of those shares. Mr. Thiry disclaims any beneficial ownership of such shares.
(10) Includes 215,230 shares issuable pursuant to Currently Exercisable Options.
(11) Includes 32,000 shares issuable pursuant to Currently Exercisable Options.
(12) Includes 8,666 shares issuable pursuant to Currently Exercisable Options.
(13) As of the date Dr. Pernet joined the Board, he owned no Common Stock in the Company.
(14) Includes 471,740 shares issuable pursuant to Currently Exercisable Options.

                         SHAREHOLDER PROPOSALS FOR THE
                      2000 ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder who wishes to present a proposal for action at the next Annual Meeting of Shareholders to be held in 2000 and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company at the Company's principal executive offices, 1801 West End Avenue, Suite 750, Nashville, Tennessee 37203, Attention:
Secretary, in such manner so that such notice was received by the Company by December 7, 1999. Any such proposal must have been in the form required under the rules and regulations promulgated by the Securities and Exchange Commission. In addition, the form of proxy issued with the Company's 2000 Proxy Statement will confer discretionary authority to vote for or against any proposal made by a shareholder at the 2000 Annual Meeting which is not included in the 2000 Proxy Statement. However, under the rules of the Securities and Exchange Commission, such discretionary authority may not be exercised if the shareholder proponent has given the Secretary of the Company notice of such proposal prior to February 20, 2000 and certain other conditions provided for in the rules of the Securities and Exchange Commission exist.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Commission. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 1998. The Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were satisfied, with the exception of a failure by Dr. Charles L. McIntosh to report before January 10, 1999 the sale of 9,000 shares of Common Stock by him in December 1998. Such shares were reported on a Form 4 filed January 22, 1999.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that are intended to be brought before the Annual Meeting. If other matters, of which the Board of Directors is not aware, are presented for action, it is the intention of the person named in the enclosed form of proxy to vote on such matters in their sole discretion.

                                          By Order of the Board of Directors,

                                          /s/ Barbara A. Cannon
                                          Barbara A. Cannon
                                          President and Chief Executive Officer

Nashville, Tennessee
April 9, 1999

                                                                       EXHIBIT A

                              CELERIS CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

                                  INTRODUCTION

     Section 1.01 Purpose. The purpose of the Celeris Corporation (the "Company") Employee Stock Purchase Plan is to provide the employees of the Company and related corporations with an opportunity to share in the ownership of the Company by providing them a convenient means for regular and systematic purchases of the Company's Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

     Section 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder, if approved by the Company's shareholders. Accordingly, the Plan will be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

     Section 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

          (a) "Acceleration Date" means either an Acquisition Date or a Transaction Date.

          (b) "Acquisition Date" means (i) the date of public announcement of the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule thereto) of more than fifty percent (50%) of the outstanding voting stock of the Company by any "person" (as defined in Section 13(d) of the Exchange Act) other than the Company, by means of a tender offer, exchange offer or otherwise; and (ii) the date five (5) business days after the date of public announcement of the acquisition of beneficial ownership (as so defined) of more than twenty-five percent (25%) but not more than fifty (50%) of the outstanding voting stock of the Company by any person (as so defined) other than the Company, by means of a tender offer, exchange offer or otherwise if, during such five (5) business day period, the Board or the Committee has not, by resolution duly adopted, elected that such acquisition not give rise to an Acquisition Date. In any such resolution, the Board or Committee may elect that any continued acquisition or acquisitions by the same person (as so defined) which would otherwise trigger an Acquisition Date under clause (ii) above shall also not give rise to an Acquisition Date.

          (c) "Affiliate" means any parent or subsidiary corporation of the Company, as defined in Sections 425(e) and 425(f) of the Code.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Committee" means the committee appointed under Section 10.01.

          (f) "Company" means Celeris Corporation, a Minnesota corporation, and its successors by merger or consolidation as contemplated by Article XI herein.

          (g) "Current Compensation" means the gross cash compensation (including wage, salary and overtime earnings) paid by the Company or a Participating Affiliate to a Participant in accordance with the terms of employment, but excluding all bonus payments, expense allowances and compensation payable in a form other than cash.

          (h) "Employer" means the Company or a Participating Affiliate, as the case may be.

          (i) "Fair Market Value" as of a given date means such value of the Stock which is equal to (i) the last sale price of the Stock as reported on the Nasdaq National Market System on such date, if the Stock is then quoted on the Nasdaq National Market System; (ii) the average of the closing representative bid and asked prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on such date, if the Stock is then quoted on Nasdaq; or (iii) the closing price of the Stock on such date on a national securities exchange, if the Stock is then quoted on a national securities exchange. If on a given date the Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03(i) and in connection therewith shall take such action as it deems necessary or advisable.

          (j) "Participant" means a Permanent Full-Time Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

          (k) "Participating Affiliate" means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Permanent Full-Time Employees may participate in the Plan.

          (l) "Permanent Full-Time Employee" means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, except an employee whose customary employment is less than twenty (20) hours per week or any employee who has not been employed by the Company or its Participating Affiliates for more than three months.

          (m) "Plan" means the Celeris Corporation Employee Stock Purchase Plan, the provisions of which are set forth herein.

          (n) "Purchase Period" means the approximate six (6) month periods beginning on the first business day in January and ending on the last business day in June and beginning on the first business day of July and ending on the last business day in December of each year; provided however, the then current Purchase Period will end upon the occurrence of an Acceleration Date.

          (o) "Stock" means the Company's Common Stock, $.01 par value, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI herein.

          (p) "Stock Purchase Account" means the account maintained in the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

          (q) "Transaction Date" means the date of shareholder approval of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

     Section 2.01 Eligible Employees. All Permanent Full-Time Employees shall be eligible to participate in the Plan beginning on the first day of the first full Purchase Period to commence after such person becomes a Permanent Full-Time Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Permanent Full-Time Employee.

     Section 2.02 Election to Participate. An eligible Permanent Full-Time Employee may elect to participate in the Plan for a given Purchase Period by filing with his or her Employer in advance of that Purchase Period a form provided by such Employer for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).

     Section 2.03 Limits on Stock Purchase. No employee shall be granted any right to purchase hereunder if such employee, immediately after a right to purchase is granted, would own, directly or indirectly, within the meaning of
Section 423(b)(3) and Section 425(d) of the Code stock possessing five percent (5%) or more of the total combined voting power or value of all the then classes of the capital stock of the Company or of all Affiliates.

     Section 2.04 Voluntary Participation. Participation in the Plan on the part of the Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

                                  ARTICLE III

                 PAYROLL DEDUCTIONS AND STOCK PURCHASE ACCOUNT

     Section 3.01 Deduction from Pay. The form described in Section 2.02 will permit a Participant to elect payroll deductions of any whole percentage from one percent (1%) through fifteen percent (15%) of Current Compensation for each pay period. The Participant may reduce or increase future payroll deductions (within the foregoing limitations) by filing with such Participant's Employer a form provided by such Employer for such purpose. The effective date of any reduction in future payroll deductions will be the first day of the next succeeding pay period. The effective date of any increase in future payroll deductions will be the first day of the next succeeding Purchase Period. Also, the Participant may cease making payroll deductions at any time, as provided in
Section 6.01.

     Section 3.02 Credit to Account. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday.

     Section 3.03 Interest. No interest will be paid upon payroll deductions or on any amount credited to, or on deposit in, a Participant's Stock Purchase Account.

     Section 3.04 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

     Section 3.05 No Additional Contributions. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

                                   ARTICLE IV

                            RIGHT TO PURCHASE SHARES

     Section 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole shares of Stock that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (a) no more than 60,000 shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period, and (b) in accordance with Section 423(b)(8) of the Code, no more than Twenty-five Thousand Dollars ($25,000) in Fair Market Value (determined at the beginning of each Purchase Period) of Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for each calendar year. If the purchases for all Participants would otherwise cause the aggregate number of shares of Stock to be sold under the Plan to exceed the number specified in Section 10.03, however, each Participant shall be allocated a pro rata portion of the Stock to be sold.

     Section 4.02 Purchase Price. The purchase price for any Purchase Period will be the lesser of (a) Eighty-five percent (85%) of the Fair Market Value of the Stock on the first business day of that Purchase

Period or (b) Eighty-five percent (85%) of the Fair Market Value of the Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.

                                   ARTICLE V

                               EXERCISE OF RIGHT

     Section 5.01 Purchase of Stock. On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Stock purchasable with such amount (subject to the limitations of Section 4.01) unless the Participant has filed with the Committee in advance of that date a form provided by his or her Employer and elected to receive the entire credit balance in cash.

     Section 5.02 Cash Distributions. Any amount remaining in a Participant's Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within thirty (30) days after the end of that Purchase Period; provided, however, that if the amount remaining in the Participant's Stock Purchase Account at the end of a Purchase Period results from the fact that such amount was not sufficient to purchase a whole share of Stock, such amount will be transferred to the Participant's Stock Purchase Account for the immediately succeeding Purchase Period.

     Section 5.03 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten (10) days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

                                   ARTICLE VI

                              WITHDRAWAL FROM PLAN

     Section 6.01 Voluntary Withdrawal. A Participant may, at any time, withdraw from the Plan and cease making payroll deductions by filing with such Participant's Employer a form provided for this purpose. In such event, the Participant may request that either (a) the entire credit balance in the Participant's Stock Purchase Account be paid to the Participant in cash within thirty (30) days, or (b) the entire credit balance in the Participant's Stock Purchase Account be held in such account until used to purchase shares of Stock in accordance with Section 5.01. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

     Section 6.02 Death. Participation in the Plan will cease on the date of the Participant's death, and the entire credit balance in the Stock Purchase Account will be paid to the Participant's estate in cash within thirty (30) days. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the amount that otherwise would have been paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Participant's Employer during the Participant's lifetime. Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of death so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

     Section 6.03 Termination of Employment. Participation in the Plan also will cease on the date the Participant ceases to be a Permanent Full-Time Employee for any reason other than death. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within thirty (30) days. For purposes of this Section, a leave of absence which has been approved by the Committee will not be deemed a termination of employment as a Permanent Full-Time Employee.

                                  ARTICLE VII

                               NONTRANSFERABILITY

     Section 7.01 Nontransferable Right to Purchase. The right to purchase Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise) and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

     Section 7.02 Nontransferable Account. The amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

                                  ARTICLE VIII

                               STOCK CERTIFICATES

     Section 8.01 Delivery. Within thirty (30) days after the last day of each Purchase Period, the Company will cause to be delivered to the Participant a certificate representing the Stock purchased on the last business day of such Purchase Period.

     Section 8.02 Securities Laws. The Company shall not be required to issue or deliver any certificate representing Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company will use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of certificates may be deferred until such registration is accomplished.

     Section 8.03 Completion of Purchase. A Participant will have no interest in the Stock purchased until a certificate representing the same is issued.

     Section 8.04 Form of Ownership. The certificates representing Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Participant's Employer.

                                   ARTICLE IX

              EFFECTIVE DATE AND AMENDMENT OR TERMINATION OF PLAN

     Section 9.01 Effective Date. The Plan will become effective on January 1, 1999, subject to shareholder approval.

     Section 9.02 Powers of Board. The Board may at any time amend or terminate the Plan, except that no amendment will be made without prior approval of the shareholders which would (a) authorize an increase in the number of shares of Stock which may be purchased under the Plan, except as provided in
Section 11.01, (b) permit the issuance of Stock before payment therefor in full,
(c) increase the rate of payroll deductions above fifteen percent (15%) of Current Compensation, (d) reduce the price per share at which the Stock may be purchased, or (e) absent such shareholder approval, cause Rule 16b-3 to become unavailable with respect to the Plan.

     Section 9.03 Automatic Termination. The Plan will terminate automatically on December 31, 2008, unless extended by the Board. The Board may by resolution extend the Plan for one or more additional periods of five years each.

                                   ARTICLE X

                                 ADMINISTRATION

     Section 10.01 Appointment of Committee. The Plan shall be administered by a committee (the "Committee") established by the Board and meeting the requirements of Rule 16b-3 as in effect from time to time.

     Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee will have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

     Section 10.03 Stock to be Sold. The Stock to be issued and sold under the Plan may be treasury Stock or authorized but unissued Stock, or the Company may go into the market and purchase Stock for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Stock to be sold under the Plan will not exceed 500,000 shares.

     Section 10.04 Notices. Notices to the Committee should be addressed as follows:

        Celeris Corporation
        Attention: Corporate Secretary
        1801 West End Avenue
        Suite 750
        Nashville, Tennessee 37203

                                   ARTICLE XI

                   ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY

     Section 11.01 Stock Dividend or Reclassification. If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and/or kind of securities to be sold under this Plan with a corresponding adjustment in the purchase price to be paid therefor.

     Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                                  ARTICLE XII

                                 APPLICABLE LAW

     Rights to purchase Stock granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.

                                                                      APPENDIX B
                              CELERIS CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 25, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Barbara A. Cannon and Paul R. Johnson as proxies, each with the power to appoint a substitute, and hereby authorizes them to present and to vote, as designated below, all shares of capital stock of Celeris Corporation (the "Company") the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held May 25, 1999 and at all adjournments thereof:

1.  ELECTION OF DIRECTORS
   [ ]  FOR all nominees listed below (except as marked to   [ ]  WITHHOLD AUTHORITY to vote for all nominees listed
        the contrary below by lining through the names of         below
        nominees)
        Barbara A. Cannon, W. Hudson Connery, Jr., Richard B. Fontaine, Peter T. Garahan, John M. Nehra, Andre G. Pernet, Ph.D.
  2.  PROPOSAL TO APPROVE THE ADOPTION OF THE COMPANY'S 1999 EMPLOYEE STOCK PURCHASE PLAN:
                                 [ ]  FOR                     [ ]  AGAINST                     [ ]  ABSTAIN
  3.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including any proposals for which notice to the Company was not given at least 45 days prior to the date of the Proxy Statement accompanying this Proxy:
                                 [ ]  FOR                     [ ]  AGAINST                     [ ]  ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
  BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
                           VOTED FOR THE ABOVE ITEMS.

             (Continued and to be signed and dated, on other side)

INSTRUCTIONS: Please sign exactly as your name appears on the label affixed hereto. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                  Dated:                  , 1999
                                                        ------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Please print name

                                                  ------------------------------
                                                  Signature if held jointly

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
         PROMPTLY. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.